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                           RELIABILITY INCORPORATED

                                  EXHIBIT 21

                             LIST OF SUBSIDIARIES


   Name                                        Place of Incorporation
   ----                                        ----------------------

RICR de Costa Rica, S.A.                             Costa Rica
Reliability Singapore Pte Ltd.                       Singapore
















































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